Exhibit 10.1

Execution Version

Sunnova Energy International Inc.

$500,000,000

0.25% Convertible Senior Notes due 2026

Purchase Agreement

May 17, 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Purchasers listed

in Schedule 1 hereto

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o J.P. Morgan Securities LLC

277 Park Avenue

New York, NY 10171

Ladies and Gentlemen:

Sunnova Energy International Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to the several initial purchasers named in Schedule 1 hereto (the “Purchasers”), for whom Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”) are acting as representatives of the Purchasers, $500,000,000 aggregate principal amount of its 0.25% Convertible Senior Notes due 2026 (the “Firm Securities”), and, at the option of the Purchasers, up to an additional $75,000,000 aggregate principal amount of its 0.25% Convertible Senior Notes due 2026 (the “Option Securities”), solely to cover sales in excess of the Firm Securities, if and to the extent that the Purchasers shall exercise the option to purchase such Option Securities granted to the Purchasers in Section 1 hereof. The Firm Securities and the Option Securities are herein referred to collectively as the “Securities.” The Securities will be convertible into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s election, on the terms, and subject to the conditions, set forth in the Indenture, and any shares of Common Stock into which the Securities are convertible are referred to herein as the “Underlying Securities.” The Securities will be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 1(c)), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

Unless otherwise required by the context, references herein to the “subsidiaries” of the Company refer to the direct or indirect subsidiaries of the Company.

In connection with the offering of the Firm Securities, the Company is entering into capped call transactions with one or more counterparties, which may include the Purchasers or affiliates thereof (the “Option Counterparties”), pursuant to separate capped call transaction confirmations (the “Base Capped Call Confirmations”), each dated the date hereof, and in connection with any exercise by the Purchasers of their option to purchase any Option Securities, the Company and the Option Counterparties may enter into additional capped call transactions pursuant to additional capped call transaction confirmations (the “Additional Capped Call Confirmations”) with each of the Option Counterparties to be dated the date on which the Purchasers exercise their option to purchase such Option Securities, if any. The Base Capped Call Confirmations and the Additional Capped Call Confirmations are referred to herein collectively as the “Capped Call Confirmations.”

For the purposes of this Agreement, “Applicable Time” means 9:30 p.m. New York City time on the date of this Agreement.

1.	Purchase of the Securities.

(a)

The Company agrees to issue and sell the Securities, and each Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally, and not jointly, to purchase at a purchase price of 97.5% of the principal amount thereof plus accrued interest, if any, from May 20, 2021 to the Closing Date (the “Purchase Price”), from the Company, the respective principal amount of Securities set forth opposite such Purchaser’s name in Schedule 1 hereto.

(b)

In addition, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, the Company hereby grants to the Purchasers an option to purchase, severally, and not jointly, at their election, up to $75,000,000 aggregate principal amount of Option Securities at the Purchase Price. Such option may be exercised in whole or in part at any time or from time to time, by written notice from the Purchasers to the Company setting forth the aggregate principal amount of Option Securities to be purchased and the date on which such Option Securities are to be delivered, as determined by you but in no event earlier than the Closing Date or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice; provided, in no event shall the delivery date of the Option Securities be later than the last day of the 13 calendar day period beginning on, and including, the Closing Date (the “Option Period”). The principal amount of Option Securities to be purchased by each Purchaser shall be the same percentage of the total principal amount of Option Securities to be purchased by all Purchasers as such Purchaser is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fraction of $1,000 principal amount of Securities.

(c)

The Securities to be purchased by each Purchaser hereunder will be represented by one or more global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the

Representatives, for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the accounts of the Representatives at DTC. The Company will cause the certificates representing the global Securities to be made available to the Representatives not later than 1:00 p.m. New York City Time, on the business day prior to the Closing Date or any Additional Closing Date (as each is defined in this Section 1(c)) at the office of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (the “Closing Location”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on May 20, 2021 or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Option Securities, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Purchasers’ election to purchase such Option Securities at least two business days preceding the anticipated delivery and payment, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for such payment of the Firm Securities is herein called the “Closing Date,” and any such time and date for such payment of any Option Securities, if other than the Closing Date, is herein called an “Additional Closing Date.”

(d)

The documents to be delivered at the Closing Date or any Additional Closing Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 5(o) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at the office of DTC (or its designated custodian), all at the Closing Date or any Additional Closing Date, as the case may be. For the purposes of this Section 1(d), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(e)

The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Purchaser, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

2.	Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Purchasers that:

(a)

Offering memorandum. A preliminary offering memorandum, dated May 17, 2021 (the “Preliminary Offering Memorandum”), an offering memorandum, dated May 17, 2021 (the “Offering Memorandum”), and a pricing term sheet (the “Pricing Term Sheet”), dated May 17, 2021, have been prepared in connection with the offering of the Securities and shares of the Common Stock issuable upon conversion thereof. The Preliminary Offering Memorandum, as amended and supplemented immediately prior to the Applicable Time, together with the Pricing Term Sheet, is hereinafter referred to as the “Pricing Disclosure Package.” Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 3(l)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports” (provided that, only sections of such documents specifically incorporated by reference shall be considered to be part of the “Exchange Act Reports”). No Exchange Act Report has been filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule 3(a) hereof. The Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, did not and will not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 6(b) hereof.

(b)

Pricing Disclosure Package. The Pricing Disclosure Package as supplemented by the information set forth in Schedule 4 hereto, as of the Applicable Time, did not, and as of the Closing Date or any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 2(d)) listed on Schedule 3(b) hereto and each Permitted General Solicitation Material (as defined in Section 2(d)) listed on Schedule 3(c) hereto does not conflict with the information contained in the Pricing Disclosure Package or the Offering Memorandum and each such Company Supplemental Disclosure Document and Permitted General Solicitation Material, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 6(b) hereof.

(c)

Incorporated Documents. The documents incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum, when they were or hereafter are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)

Company Supplemental Disclosure Document. The Company represents and agrees that, without the prior consent of the Representatives, it and its affiliates and any other person acting on its or their behalf (other than the Purchasers, as to which no representation or warranty is given) (x) have not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”), (y) have not solicited and will not solicit offers for, and have not offered or sold and will not offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D other than any such solicitation listed on Schedule 3(c) (each such solicitation, a “Permitted General Solicitation” and each written general solicitation document listed on Schedule 3(c), a “Permitted General Solicitation Material”) and (z) any Company Supplemental Disclosure Document or Permitted General Solicitation Material, the use of which has been consented to by the Company and each of the Representatives, is listed as applicable on Schedule 3(b) or Schedule 3(c) hereto, respectively.

(e)

Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and the other financial information included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; all disclosures included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(f)

No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (i) except as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Pricing Disclosure Package and the Offering Memorandum), any material change in the short-term debt (outside of the ordinary course of business) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse effect on the business, properties, management, consolidated financial position, consolidated stockholders’ equity, consolidated results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); (ii) except as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(g)

Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. The “Material Subsidiaries” of the Company include those subsidiaries listed in Schedule 5 to this Agreement. Except for the Material Subsidiaries, none of the subsidiaries of the Company individually consist of more than 5.0%, or in the aggregate consist of more than 10%, of the Company’s (i) assets as of the quarter ended March 31, 2021 or (ii) revenues for the quarter ended March 31, 2021.

(h)

Capitalization. All the outstanding shares of capital stock of the Company are duly and validly authorized and issued and fully paid and non-assessable and are not subject to any pre-emptive or similar rights that have not been duly waived or satisfied; except as described in, incorporated by reference in or expressly contemplated by the Pricing Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the Underlying Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the section entitled “Description of Capital Stock” in the Pricing Disclosure Package and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except as otherwise described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum), and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for those securing indebtedness or with respect to the tax equity funding, in each case as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(i)

Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code (as defined below) so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all applicable laws and regulatory rules or requirements and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(j)

Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k)	Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l)

The Securities. The Securities have been duly authorized by the Company and, when executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles relating to enforceability (collectively, the “Enforceability Exceptions”) and will be entitled to the benefits provided by the Indenture; the Capped Call Confirmations have been, and any Additional Capped Call Confirmations on the date or dates that such Additional Capped Call Confirmation is entered into, will have been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Option Counterparties, constitute, or will constitute, as the case may be, valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, subject in each case to the Enforceability Exceptions; and the Securities, the Capped Call Confirmations and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum.

(m)

No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, and with respect to the Company’s subsidiaries in the case of clause (i) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(n)

No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof), the compliance by the Company with all of the provisions of the Securities, the Indenture, the Capped Call Confirmations and this Agreement and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, and with respect to the Company’s subsidiaries in the case of clause (ii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair or delay the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(o)

No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement or the Capped Call Confirmations, the issuance and sale of the Securities (including the issuance of any Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated hereby and thereby except (A) such as have been obtained or made on or prior to the date hereof or (B) such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Purchasers.

(p)

Legal Proceedings. Except as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability to consummate the transactions hereunder; to the knowledge of the Company, no such Actions are threatened or contemplated by any third party, governmental or regulatory authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability to consummate the transactions hereunder; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Pricing Disclosure Package or the Offering Memorandum that are not so described in the Pricing Disclosure Package and the Offering Memorandum and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be described in the Pricing Disclosure Package or the Offering Memorandum that are not so described in the Pricing Disclosure Package and the Offering Memorandum.

(q)

Independent Accountants. PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)

Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title (in fee simple, in the case of real property) to, or have valid rights to lease or otherwise use or access, all items of real and personal property that are necessary to the respective businesses of the Company and its subsidiaries taken as a whole (other than with respect to Intellectual Property, title to which is addressed exclusively in Section 2(s)), in each case subject to any site access rights (whether construed as leases, easements, licenses or rights of way) under the Company’s customer agreements and such other exceptions that do not materially affect the value of such property and buildings or materially interfere with the use made of such property and buildings by the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(s)

Intellectual Property (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(t)

No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission and that is not so described in the Pricing Disclosure Package and the Offering Memorandum.

(u)

Investment Company Act. The Company is not and, immediately after giving effect to the offering and sale of the Securities, the transactions contemplated by the Capped Call Confirmations and the application by the Company of the proceeds thereof as described in the Pricing Disclosure Package and the Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)

Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as otherwise disclosed in each of the Pricing Disclosure Package and the Offering Memorandum, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(w)

Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in the Pricing Disclosure Package, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, except as described in each of the Pricing Disclosure Package and the Offering Memorandum or as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)

No Labor Disputes. No labor disturbance by or dispute, action, or similar proceeding with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)

Certain Environmental Matters. (i) The Company and its subsidiaries (A) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (C) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (B) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z)

Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan that is subject to Title IV of ERISA or Section 412 of the Code equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except, in each case, with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)

Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations to the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)

Accounting Controls. The Company and its subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls over financial reporting (it being understood that the Company is not required to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), as of an earlier date than it would otherwise be required to so comply under applicable law). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(cc)

eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd)

Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are, in the Company’s reasonable judgment, prudent and customary in the business in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ee)

Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted. To the knowledge of the Company, the IT Systems are free and clear of all Trojan horses, time bombs, malware and other corruptants designed to permit unauthorized access or activity. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems or Personal Data, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to such IT Systems or Personal Data. The Company and its subsidiaries are presently in material compliance with all laws or statutes applicable to the Company or its subsidiaries and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its subsidiaries, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ff)

No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(gg)

Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)

No Conflicts with Sanctions Laws. Neither the Company, nor any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S.

Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is itself the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”) and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)

No Restrictions on Subsidiaries. Except as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj)

No Broker’s Fees. Except as described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Securities.

(kk)

No Registration Rights. Except as described or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum or as otherwise waived, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the issuance and sale of the Securities to be sold by the Company hereunder or, to the knowledge of the Company, the sale of the Securities to be sold by the Purchasers hereunder.

(ll)

No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities; provided, however, that no representation is made with regard to any actions of the Purchasers.

(mm)

Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of proceeds thereof by the Company as described in the Pricing Disclosure Package and the Offering Memorandum will violate Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(nn)

Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)

Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package is not based on or derived from sources that are reliable and accurate in all material respects.

(pp)

Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans.

(qq)

Tax Equity Funding. Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no fund investor has withdrawn its tax equity commitments or notified the Company of an unwillingness or inability to fund its tax equity commitments.

(rr)

Captions. The statements set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Description of the Capital Stock,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are in all material respects fair summaries of such matters.

(ss)

Resale Eligibility. When the Securities are issued and delivered pursuant to this Agreement, the Securities are eligible for resale and will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(tt)

General Solicitation. Neither the Company nor any person acting on its behalf (other than the Purchasers, as to which no representation is made) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act (other than by means of a Permitted General Solicitation, as defined below).

3.	Further Agreements of the Company. The Company covenants and agrees with each Purchaser:

(a)

Offering Memorandum. To prepare the Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Offering Memorandum which shall be reasonably disapproved by you promptly after reasonable notice thereof; provided that the Company may effect any such amendment or supplement constituting a filing under the Exchange Act that, in the opinion of counsel, is required by law; and to furnish you with copies thereof.

(b)

Company Supplemental Disclosure Document. Before making, preparing, using, authorizing, approving or distributing any Company Supplemental Disclosure Document, the Company will furnish to the Representatives and counsel for the Purchasers a copy of the proposed Company Supplemental Disclosure Document for review and will not make, prepare, use, authorize, approve or distribute any such Company Supplemental Disclosure Document to which the Representatives reasonably object in a timely manner; provided that the Company may effect any such amendment or supplement constituting a filing under the Exchange Act that, in the opinion of counsel, is required by law.

(c)

Furnished Copies. To furnish the Purchasers with written and electronic copies of the Pricing Disclosure Package and the Offering Memorandum and any amendment or supplement thereto in such quantities as you may from time to time reasonably request.

(d)

Amendments and Supplements to the Pricing Disclosure Package. If, at any time prior to the Closing Date (i) any event shall have occurred as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Pricing Disclosure Package is delivered to you, not misleading, or (ii) if for any other reason it is necessary to amend or supplement the Pricing Disclosure Package to comply with any applicable law, the Company will promptly (x) notify you thereof and (y) forthwith prepare such amendments or supplements to the Pricing Disclosure Package as is necessary so that the statements in the Pricing Disclosure Package, as so amended or supplemented, will not, in the light of the circumstances existing when such Pricing Disclosure Package is delivered to you, be misleading or so that the Pricing Disclosure Package will comply with any applicable law and (z) furnish without charge to each Purchaser and to any dealer in securities as many electronic copies as you may from time to time reasonably request of the Pricing Disclosure Package, as so amended or supplemented.

(e)

Amendments and Supplements to the Offering Memorandum. If, at any time prior to the Closing Date or any Additional Closing Date, as the case may be, (i) any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Offering Memorandum is delivered to you, not misleading, or (ii) if it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, the Company will promptly (x) notify you thereof and (y) forthwith prepare such amendments or supplements to the Offering Memorandum as are necessary so that the statements in the Offering Memorandum, as so amended or supplemented, will not, in the light of the circumstances existing when such Offering Memorandum is delivered to you, be misleading or so that the Offering Memorandum will comply with all applicable law and (z) furnish without charge to each Purchaser and to any dealer in securities as many electronic copies as you may from time to time reasonably request of the Offering Memorandum, as so amended or supplemented.

(f)

Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise subject thereto.

(g)

Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the Commission thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company ending after the date of the Offering Memorandum; provided that the Company will be deemed to have furnished such statement to security holders and the Representatives to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”).

(h)

Clear Market. During the period beginning from the date hereof and continuing until the date that is 60 days after the Closing Date, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Securities to be sold hereunder (including the Option Securities) or any Underlying Securities issued upon conversion thereof; (B) the entry into the Capped Call Confirmations and the Company’s performance thereunder, (C) any shares of Stock of the Company issued upon the exercise or settlement (including any “net” or “cashless” exercises of settlements) of options or restricted stock units or the award, if any, of stock options or restricted stock units in the ordinary course of business, in all cases, pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (D) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company Stock Plans or (E) as required by an existing registration rights agreement of the Company in effect as of the date hereof as described in the Pricing Disclosure Package and the Offering Memorandum; provided that the restrictions described in clause (i) shall not apply to issuance of Securities directly to a seller of a business or assets as part of the purchase price or private placements in connection with acquisitions by us; provided, further, that (x) any recipient of such shares of Common Stock will agree to be bound by these restrictions for the remainder of such 60-day period and (y) the aggregate number of shares of Common Stock that we may offer pursuant to the foregoing proviso shall not exceed 10% of the total number of shares of our Securities issued and outstanding immediately following the completion of the offering contemplated by the Offering Memorandum.

(i)

Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Pricing Disclosure Package and the Offering Memorandum under the heading “Use of Proceeds.”

(j)

No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Underlying Securities.

(k)	Exchange-Listing. The Company will use commercially reasonable efforts to list, subject to notice of issuance, the Underlying Securities on the New York Stock Exchange (the “NYSE”).

(l)

Future Reports. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of Securities information (the “Additional Issuer Information”) satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

(m)

Restricted Securities. The Company will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them (other than pursuant to a transaction registered under the Securities Act).

(n)

Investment Company Act. Not to be or become, at any time prior to the expiration of one year after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(o)

Reserved Shares. To reserve and keep available at all times, free of preemptive or similar rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon conversion of the Securities.

4.

Certain Agreements of the Purchasers. Upon the authorization by you of the release of the Securities, the Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement, the Pricing Disclosure Package and the Offering Memorandum, and each Purchaser, acting severally and not jointly, hereby represents and warrants to, and agrees with the Company that:

(a)

Each Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act, and it will sell the Securities only to persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A.

(b)	It is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

(c)	It is an Institutional Accredited Investor (within the meaning of Rule 501 under the Securities Act).

(d)	It will not offer or sell the Securities by means of any form of general solicitation, other than a Permitted General Solicitation.

5.	Conditions of Purchasers’ Obligations. The obligations of the Purchasers hereunder shall be subject to the following additional conditions:

(a)

Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(b)

No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)

No Material Adverse Change. No event or condition of a type described in Section 5(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which, in the judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

(d)

Officer’s Certificate. The Representatives shall have received on and as of the Closing Date and any Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional executive officer of the Company (i) confirming that such officers have carefully reviewed the Pricing Disclosure Package and the Offering Memorandum and, to the knowledge of such officers, the representations set forth in Section 2(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Additional Closing Date, as the case may be, and (iii) to the effect set forth in Section 5(b) above.

(e)

Comfort Letters. On the date of this Agreement and on the Closing Date and any Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to initial purchasers with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Pricing Disclosure Package and the Offering Memorandum; provided, that the letter delivered on the Closing Date or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or any Additional Closing Date, as the case may be.

(f)

Opinion and 10b-5 Statement of Counsel for the Company. Baker Botts L.L.P., counsel for the Company, shall have furnished to the Representatives, at the request of the Company its written opinion and 10b-5 statement, dated the Closing Date or any Additional Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex I hereto.

(g)

Opinion of the General Counsel of the Company. Walter A. Baker, the General Counsel of the Company, shall have furnished to the Representatives, his written opinion, dated the Closing Date or any Additional Closing Date, and addressed to the Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex II hereto.

(h)

Opinion and 10b-5 Statement of Counsel for the Purchasers. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date, an opinion and 10b-5 statement, addressed to the Purchasers, of Vinson & Elkins L.L.P., counsel for the Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i)

No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(j)

Good Standing. The Representatives shall have received on and as of the Closing Date or any Additional Closing Date satisfactory evidence of the good standing (or its jurisdictional equivalent) of the Company and its Material Subsidiaries in their respective jurisdictions of organization and in such other jurisdictions as such entities are qualified to conduct business in and the Representatives may reasonably request, in each case, in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)

Exchange Listing. A “Supplemental Listing Application” related to the Underlying Securities shall have been submitted to the NYSE, the NYSE shall have informed the Company that it has completed its review of such submission.

(l)

Lock-up Agreements. The Company shall have obtained and delivered to the Purchasers executed copies of the “lock-up” agreements, each substantially in the form of Annex III hereto and executed by the persons listed in Schedule 2 hereto, in form and substance satisfactory to you.

(m)	Indenture. The Purchasers shall have received an executed copy of the Indenture.

(n)	DTC. The Securities shall be eligible for clearance and settlement through the facilities of DTC.

(o)

Additional Documents. On or prior to the Closing Date or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

6.	Indemnification and Contribution.

(a)

Indemnification of the Purchasers by the Company. The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, directors and officers and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Offering Memorandum, the Pricing Term Sheet, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary in order to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Term Sheet, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 6(b) hereof.

(b)

Indemnification of the Company by the Purchasers. Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, the Pricing Term Sheet, the Pricing Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, any Permitted General Solicitation Material or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum, the Pricing Term Sheet, the Pricing Disclosure Package, the Offering Memorandum or any such amendment or supplement, any Company Supplemental Disclosure Document or any Permitted General Solicitation Material, in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Memorandum and the Offering Memorandum furnished on behalf of each Purchaser: the information contained in the second and third sentences of the paragraph under the caption “Plan of Distribution—Notes Are Not Being Registered” and the information contained in the first paragraph under the caption “Plan of Distribution—Price Stabilization, Short Positions.”

(c)

Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 6, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented out-of-pocket fees and expenses in such proceeding and shall pay the reasonable and documented out-of-pocket fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented out-of-pocket fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Purchaser, its affiliates, directors and officers and any control persons of such Purchaser shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented out-of-pocket fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (y) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (1) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (2) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)

Contribution. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under Sections 6(a) or 6(b) above in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Purchasers in connection therewith bear to the aggregate offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it pursuant to this Agreement and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this Section 6(d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)

Limitation on Liability. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (e) above were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)

Non-Exclusive Remedies. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

7.	Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

8.

Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Securities, prior to any Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or any Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

9.	Defaulting Purchaser.

(a)

If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date or any Additional Closing Date for a period of not more than seven days (provided, that any Additional Closing Date must occur during the Option Period (after giving effect to any such postponement)), in order to effect whatever changes may thereby be made necessary in the Offering Memorandum, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments or supplements to the Offering Memorandum which in your opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in Section 9(a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in Section 9(a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 9(b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement (or, with respect to any Additional Closing Date, the obligations of the Purchasers to purchase and of the Company to sell the Option Securities) shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 10 hereof and the indemnity and contribution agreements in Section 6 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

10.

Payment of Expenses. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and the shares of Common Stock issuable upon conversion of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Capped Call Confirmations, the Securities, the Blue Sky and legal investment memoranda, closing documents (including any compilations thereof), Permitted General Solicitation Materials and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 3(c) hereof, including the reasonable and documented fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; provided that the reasonable fees of counsel for the Purchasers relating to subclause (iii) of this Section 10 shall not exceed $10,000, (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all costs and expenses incurred in connection with any “road show” presentation to potential purchasers of the Securities; (viii) any cost incurred in connection with the listing of the shares of Common Stock issuable upon conversion of the Securities; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section, including any stamp, transfer and similar taxes in connection with the original issue and sale of the Securities to the Purchasers. It is understood, however, that, except as provided in this Section 10, and Sections 6 and 13 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

11.

Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Purchaser referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.

Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the several Purchasers contained in this Agreement or made by or on behalf of the Company or the several Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless termination of this Agreement or any investigations made by or on behalf of the Company or the several Purchasers or the directors, officers, controlling persons or affiliates referred to in Section 6 hereof.

13.

Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

14.

Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

15.	Miscellaneous.

(a)

Notices. All statements, requests, notices, agreements and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchasers shall be delivered or sent by mail or facsimile transmission to the Representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 917-456- 3534); and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: Secretary.

(b)

Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in any law other than the laws of the State of New York.

(c)

Submission to Jurisdiction. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

(d)

Waiver of Jury Trial. The Company and each of the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)	Recognition of the U.S. Special Resolution Regimes.

(i)

In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii)

In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(1)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)

Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)

Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i)

Representatives. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by the Representatives on behalf of you as the representatives.

(j)	Time is of the Essence. Time shall be of the essence of this Agreement.

(k)

Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

(l)

Liability. If this Agreement shall be terminated pursuant to Section 7 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 10 and 6 hereof; but, if for any other reason (other than solely because of the termination of this Agreement pursuant to Section 9), the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 10 and 6 hereof.

(m)

Tax Treatment. Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

(Signature Pages Follow)

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President, Chief Financial Officer

SIGNATURE PAGE TO PURCHASE AGREEMENT

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

For itself and on behalf of the several Purchasers listed in Schedule 1 hereto.

By:	/s/ Mike Voris

Name:	Mike Voris
Title:	Partner Managing Director

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Purchasers listed in Schedule 1 hereto.

By:	/s/ Santosh Sreenivasan

Name:	Santosh Sreenivasan
Title:	Managing Director

SIGNATURE PAGE TO PURCHASE AGREEMENT

SCHEDULE 1

Purchaser	Principal Amount of Securities to be Purchased
Goldman Sachs & Co. LLC	$280,866,000
J.P. Morgan Securities LLC	150,464,000
BofA Securities, Inc.	27,585,000
Credit Suisse Securities (USA) LLC	27,585,000
B. Riley Securities, Inc.	4,500,000
Robert W. Baird & Co. Incorporated	4,500,000
Roth Capital Partners, LLC	4,500,000

Total	$500,000,000

Schedule 1-1

SCHEDULE 2

List of Persons Subject to Lock-Up

1.	Anne Slaughter Andrew

2.	Rahman D’Argenio

3.	Akbar Mohamed

4.	Doug Kimmelman

5.	Mark Longstreth

6.	Michael C. Morgan

7.	C. Park Shaper

8.	Nora Brownell

9.	Stuart A. Allen

10.	Walter A. Baker

11.	William J. Berger

12.	Michael P. Grasso

13.	Kris W. Hillstrand

14.	Robert L. Lane

15.	Meghan Nutting

16.	John T. Santo Salvo

Schedule 2-1

SCHEDULE 3

(a)	Additional Documents Incorporated by Reference:

The Company’s Current Report on Form 8-K filed with the SEC on May 17, 2021

(b)	Company Supplemental Disclosure Documents:

Electronic Roadshow Presentation, dated May 17, 2021

(c)	Permitted General Solicitation Materials:

None

Schedule 3-1

SCHEDULE 4

Pricing Term Sheet

PRICING TERM SHEET	STRICTLY CONFIDENTIAL

DATED MAY 17, 2021

SUNNOVA ENERGY INTERNATIONAL INC.

$500,000,000

0.25% CONVERTIBLE SENIOR NOTES DUE 2026

The information in this pricing term sheet supplements Sunnova Energy International Inc.’s preliminary offering memorandum, dated May 17, 2021 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Sunnova Energy International Inc., a Delaware corporation (the “Issuer”).

Ticker/Exchange for the Issuer’s Common Stock:	“NOVA” / The New York Stock Exchange.

Notes:	0.25% Convertible Senior Notes due 2026.

Principal Amount:	$500,000,000, plus up to an additional $75,000,000 principal amount pursuant to the initial purchasers’ option to purchase additional Notes.

Denominations:	$1,000 and multiples of $1,000 in excess thereof.

Maturity Date:	December 1, 2026, unless earlier repurchased, redeemed or converted.

Interest:	The Notes will bear cash interest from May 20, 2021 at an annual rate of 0.25% payable on June 1 and December 1 of each year, beginning on December 1, 2021.

Record Dates:	May 15 and November 15 of each year, immediately preceding any June 1 and December 1 interest payment date, as the case may be.

Issue Price:	100% of principal, plus accrued interest, if any, from May 20, 2021.

Trade Date:	May 18, 2021.

Expected Settlement Date:	May 20, 2021 (T+2).

Schedule 4-1

Last Reported Sale Price of the Issuer’s Common Stock on May 17, 2021:	$26.60 per share.

Initial Conversion Rate:	28.9184 shares of the Issuer’s common stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $34.58 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 30.0% above the last reported sale price of the Issuer’s common stock on The New York Stock Exchange on May 17, 2021.

Optional Redemption:	The Issuer may not redeem the Notes prior to June 5, 2024. The Issuer may redeem for cash all or part of the Notes, at the Issuer’s option, on or after June 5, 2024 if the last reported sale price of the Issuer’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Securities LLC BofA Securities, Inc. Credit Suisse Securities (USA) LLC

Co-Managers:	B. Riley Securities, Inc. Robert W. Baird & Co. Incorporated Roth Capital Partners, LLC

CUSIP Number (144A):	86745K AE4

ISIN (144A):	US86745KAE47

Use of Proceeds:	The Issuer estimates that the proceeds from the offering will be approximately $487.1 million (or $560.2 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting the initial purchasers’ discount and estimated expenses.

The Issuer expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “option counterparties”). The Issuer intends to use $79.7 million of the net proceeds from the offering to pay the cost of the capped call transactions. The Issuer intends to use the remainder of the net proceeds from the offering to repay outstanding debt, for other general corporate purposes and to finance or refinance, in whole or in part, one or more “Eligible Green Projects” (as defined in “Use of Proceeds” in the Preliminary Offering Memorandum).

Schedule 4-2

If the initial purchasers exercise their option to purchase additional Notes in full, the Issuer expects to use approximately $12.0 million of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions with the option counterparties, and the Issuer expects to use the remainder of the net proceeds to repay outstanding debt, for other general corporate purposes and to finance or refinance, in whole or in part, one or more “Eligible Green Projects” (as defined in “Use of Proceeds” in the Preliminary Offering Memorandum).

Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or a Notice of Redemption:	If the “effective date” of a “make-whole fundamental change” (each as defined in the Preliminary Offering Memorandum) occurs prior to the maturity date of the Notes or if the Issuer delivers a notice of redemption with respect to any or all of the Notes, the Issuer will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a make-whole fundamental change or notice of redemption, as the case may be, as described under “Description of Notes—Conversion Rights— Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption” in the Preliminary Offering Memorandum.

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of Notes for conversions in connection with a make-whole fundamental change or notice of redemption, as the case may be, for each “stock price” and “effective date” set forth below:

Effective Date	$26.60	$30.00	$34.58	$38.00	$44.95	$50.00	$75.00	$100.00	$125.00	$150.00	$175.00

May 20, 2021	8.6755	6.8303	5.0651	4.1089	2.7648	2.1134	0.6417	0.2084	0.0578	0.0071	0.0000
December 1, 2021	8.6755	6.7790	4.9141	3.9192	2.5479	1.8998	0.5088	0.1411	0.0286	0.0000	0.0000
December 1, 2022	8.6755	6.6293	4.6573	3.6266	2.2445	1.6142	0.3584	0.0760	0.0070	0.0000	0.0000
December 1, 2023	8.6755	6.3847	4.2779	3.2103	1.8385	1.2486	0.2035	0.0247	0.0000	0.0000	0.0000
December 1, 2024	8.6755	5.9743	3.6773	2.5753	1.2714	0.7726	0.0656	0.0001	0.0000	0.0000	0.0000
December 1, 2025	8.6755	5.0763	2.3890	1.3226	0.4029	0.1748	0.0000	0.0000	0.0000	0.0000	0.0000
December 1, 2026	8.6755	4.4150	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

If the stock price is between two stock prices in the table above or the effective date is between two effective dates in the table above, the number of additional shares by which the conversion rate for the Notes will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•

If the stock price is greater than $175.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate for the Notes.

•

If the stock price is less than $26.60 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above as described in the Preliminary Offering Memorandum), no additional shares will be added to the conversion rate for the Notes.

Schedule 4-3

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 37.5939 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

Additional Information

As of March 31, 2021, on an as adjusted basis after giving effect to the offering and the use of proceeds to pay for the costs of the capped call transactions as described under “Use of Proceeds” in the Preliminary Offering Memorandum, the Issuer would have had long-term debt of approximately $2.7 billion, consisting of the Notes offered hereby, and $2.2 billion of other indebtedness (including current portion of long-term debt and excluding deferred financing costs and debt discounts) of the Issuer’s subsidiaries to which the Notes would have been structurally subordinated. In addition, as of March 31, 2021, on an as adjusted basis after giving effect to the offering and the use of proceeds to pay for the costs of the capped call transactions as described under “Use of Proceeds”, the Issuer would have had $839.4 of available liquidity, consisting of $558.3 million of cash and $281.1 of available borrowing capacity under certain of the Issuer’s subsidiaries’ revolving credit facilities.

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Notes and the shares of the Issuer’s common stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.

The Notes and the shares of the Issuer’s common stock issuable upon conversion of the Notes, if any, are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282-2198, telephone: (866) 471-2526, or email: prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Schedule 4-4

SCHEDULE 5

Material Subsidiaries

1.	Sunnova Energy Corporation

2.	Helios Issuer, LLC

3.	Sunnova TEP I, LLC

4.	Sunnova Asset Portfolio 7 Holdings, LLC

5.	Sunnova EZ-Own Portfolio LLC

6.	Sunnova Helios II Issuer, LLC

7.	Sunnova TEP II, LLC

8.	Sunnova TEP II-B, LLC

9.	Sunnova TEP III, LLC

10.	Sunnova Helios III Issuer, LLC

11.	Sunnova TEP IV-A, LLC

12.	Sunnova TEP IV-B, LLC

13.	Sunnova TEP IV-C, LLC

14.	Sunnova TEP IV-D, LLC

15.	Sunnova TEP IV-E, LLC

16.	Sunnova TEP IV-G, LLC

17.	Sunnova Helios IV Issuer LLC

18.	Sunnova Sol Issuer, LLC

19.	Sunnova Sol Owner, LLC

20.	Sunnova Sol II Owner, LLC

21.	Sunnova Helios V Issuer, LLC

Schedule 5-1

ANNEX III

Form of Lock-Up Agreement

                , 2021

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

    as representatives of the several Purchasers

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o J.P. Morgan Securities LLC

277 Park Avenue

New York, New York 10171

Re:	Sunnova Energy International Inc. —- Rule 144A Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Purchasers (as defined below), propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Sunnova Energy International Inc., a Delaware corporation (the “Company”), providing for the purchase and resale (the “Placement”) by the several Purchasers named in Schedule 1 to the Purchase Agreement (the “Purchasers”), of Convertible Senior Notes due 2026 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Purchasers’ agreement to purchase and make the Placement of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Purchasers, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the Offering Memorandum relating to the Placement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of any class or series of common stock of the Company (collectively, the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (together with the Common Stock, the “Lock-Up Securities”), or publicly disclose the intention to undertake any of the foregoing, (2) enter into

Annex III-1

any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities.

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably would be expected to, lead to or result in a sale or disposition of the undersigned’s Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-Up Securities:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)	by will or intestacy,

(iii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv)	to any immediate family member,

(v)

to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement,

(viii)	to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider,

(ix)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or

Annex III-2

to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members or other equity holders,

(x)	in transactions relating to shares of Lock-Up Securities that the undersigned may purchase in open market transactions after the date of the Offering Memorandum,

(xi)

to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Pricing Disclosure Package and the Offering Memorandum,

(xii)

to the Company in connection with the repurchase of shares of Common Stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan, which plan is described in the Pricing Disclosure Package and the Offering Memorandum, or pursuant to the agreements pursuant to which such shares were issued, as described in the Pricing Disclosure Package and the Offering Memorandum, provided that such repurchase of shares of Common Stock is in connection with the termination of the undersigned’s service-provider relationship with the Company,

(xiii)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a change of control of the Company (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement, or

Annex III-3

(xiv)

for shares of Lock-Up Securities in connection with the conversion, reclassification, exchange or swap of any outstanding preferred stock, other classes of Lock-Up Securities into shares of one or more series or classes of Lock-Up Securities, provided that any such shares of Lock-Up Securities received upon such conversion, reclassification, exchange or swap shall be subject to the terms of this Letter Agreement, provided further that for the avoidance of doubt, no transfers are permitted under this subsection (xiv) except for transfers to or from the Company to the extent specifically permitted by this Agreement, provided that (A) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix), each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (i), (ii), (iii), (iv), (v), (vi), (ix) and (x), no filing by any party (donor, donee, transferor, transferee, distributor or distributee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such donation, transfer or distribution (other than any required filing on a Form 5 that is made after the expiration of the close of business 60 days after the date of the Offering Memorandum), (C) in the case of any transfer or distribution pursuant to clause (vii), (viii), (xi) and (xii) it shall be a condition to such transfer that any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (D) in the case of (i), (ii), (iii), (iv), (v), (vi) and (ix) above, such transfer shall not involve a disposition for value.

In addition, the foregoing paragraph shall not apply to the establishment of trading plans by the undersigned pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (1) such plans do not provide for the transfer of Common Stock during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby consents to receipt of this Letter Agreement in electronic form and understands and agrees that this Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Annex III-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Purchase Agreement does not become effective by June 1, 2021, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Purchasers are entering into the Purchase Agreement and proceeding with the Placement in reliance upon this Letter Agreement.

(Signature Page Follows)

Annex III-5

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Annex III-6